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                                 Exhibit 10.14 (c)


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                              PERFORMANCE ACCELERATED
                          RESTRICTED STOCK UNIT AGREEMENT

            This Performance Accelerated Restricted Stock Unit Agreement (the "Agreement"), is entered into as of February 29, 1996 (the "Grant Date"), by and between Hexcel Corporation, a Delaware corporation (collectively with its subsidiaries, the "Company"), and John J. Lee (the "Grantee").

            Pursuant to the Hexcel Corporation Incentive Stock Plan (the "Plan"), the Executive Compensation Committee of the Board of Directors of the Company (the "Committee") has determined that the Grantee shall be granted Performance Accelerated Restricted Stock Units ("PARS") upon the terms and subject to the conditions hereinafter contained. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan.

            1. NUMBER OF SHARES. The Grantee is hereby granted 200,000 PARS, subject to the restrictions set forth herein.

            2.  TERMS OF RESTRICTED STOCK.  The grant of PARS provided in
Section 1 hereof shall be subject to the following terms, conditions and restrictions:

            (a) The Grantee shall not possess any incidents of ownership (including, without limitation, dividend and voting rights) in shares of Common Stock in respect of the PARS until such PARS have vested and been distributed to the Grantee in the form of shares of Common Stock.

            (b) The PARS and any interest therein may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, prior to the distribution of the Common Stock in respect of such PARS and subject to the conditions set forth in the Plan and this Agreement.

            3.  VESTING AND CONVERSION OF PARS.  The 200,000 PARS shall vest on
(x) the fifth anniversary of the Grant Date, or (y) on such earlier date to the extent certain pre-determined performance criteria (the "PARS Goals") are achieved. The PARS Goals shall be as follows: if earnings of the Company before interest and taxes (as provided in the Company's audited financial statements) ("EBIT") equal or exceed $70 million for any fiscal year of the Company, an aggregate of 33-1/3% of such PARS shall become vested; if EBIT for any

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fiscal year of the Company equals or exceeds $80 million, an aggregate of
66-2/3% of such PARS shall become vested; and if EBIT for any fiscal year of the Company equals or exceeds $90 million, an aggregate of 100% of such PARS shall become vested. Upon vesting, PARS shall be converted into an equivalent number of shares of Common Stock that will be immediately distributed to the Grantee; PROVIDED, HOWEVER, that an appropriate number of PARS shall not be converted and distributed to the Grantee until the first business day of the first year in which the Company is not precluded from deducting the associated compensation expense under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), but only to the extent such number of PARS would not be deductible until such time. On each dividend payment date with respect to the Common Stock subsequent to any PARS becoming fully vested but not yet converted or distributed by virtue of the immediately preceding proviso, the Company shall credit the Grantee with an additional number of fully vested whole and partial PARS (assuming each such PARS unit was a share of Common Stock) equal in value to the amount of dividends which the Grantee would have received on such dividend payment date if all such vested PARS (including PARS previously credited to the Grantee pursuant to this section) which had not yet been converted into shares had been so converted prior to the record date of such dividend. Such dividends will be credited as PARS as of the payment date of such dividends and such PARS shall thereafter be treated in the same manner as other PARS under this Agreement (the foregoing method of dividend crediting being referred to herein as a "Dividend Equivalent").

            Upon the distribution of the shares of Common Stock in respect of the PARS, the Company shall issue to the Grantee or the Grantee's personal representative a stock certificate representing such shares of Common Stock, free of any restrictions.

            4. TERMINATION OF EMPLOYMENT. Notwithstanding any other provision contained herein or in the Plan, if the Grantee's employment with the Company is involuntarily terminated other than for Cause (as such term is defined in that certain Employment Agreement, dated as of the date hereof, by and between the Company and the Grantee) (the "Employment Agreement")), the Grantee terminates employment for Good Reason (as such term is defined in the Employment Agreement), or the Grantee dies or terminates employment due to disability (within the meaning of Section 7(b) of the Employment Agreement), all PARS shall vest, be converted into shares of Common Stock and be immediately distributed to the Grantee, PROVIDED, HOWEVER, that an appropriate number of such PARS shall not be converted and distributed to the Grantee until the first business

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day of the first year in which the Company is not precluded from deducting the associated compensation expense under Section 162(m) of the Code, but only to the extent such number of PARS would not be deductible until such time; FURTHER, PROVIDED, that the Grantee shall be credited with the Dividend Equivalent with respect to such PARS.

            If the Grantee's employment with the Company is involuntarily terminated for Cause or the Grantee voluntarily terminates his employment with the Company other than for Good Reason, the Grantee shall forfeit all PARS provided herein which have not yet become vested as of the Date of Termination (as defined in the Employment Agreement). Any PARS which have vested as of the Date of Termination shall be converted into shares of Common Stock and immediately distributed to the Grantee, PROVIDED, HOWEVER, that an appropriate number of such PARS shall not be converted and distributed to the Grantee until the first business day of the first year in which the Company is not precluded from deducting the associated compensation expense under Section 162(m) of the Code, but only to the extent such number of PARS would not be deductible until such time; FURTHER, PROVIDED, that the Grantee shall be credited with the Dividend Equivalent with respect to such PARS.

            5. EQUITABLE ADJUSTMENT. The aggregate number of shares of Common Stock subject to the PARS shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivi sion or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without the receipt of consideration by the Corporation, or other change in corporate or capital structure; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. The Committee may also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent it deems necessary or desirable to preserve the intended benefits under this Agreement in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction.

            6. TAXES. The Grantee shall pay to the Company promptly upon request, and in any event at the time the Grantee recognizes taxable income in respect of the PARS, an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the PARS. Such payment shall be made as provided in Section IX(f) of the Plan.

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            7.  NO GUARANTEE OF EMPLOYMENT.  Nothing set forth herein or in the
Plan shall confer upon the Grantee any right of continued employment for any period by the Company, or shall interfere in any way with the right of the Company to terminate such employment.

            8. NOTICES. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Grantee at the last address specified in Grantee's employment records, or such other address as the Grantee may designate in writing to the Company, or to the Company, Attention: Corporate Secretary, or such other address as the Company may designate in writing to the Grantee.

            9. FAILURE TO ENFORCE NOT A WAIVER. The failure of either party hereto to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

            10. GOVERNING LAW. This Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

            11. INCORPORATION OF PLAN. The Plan is hereby incorporated herein by reference and made a part of this Agreement, and this Agreement shall be subject to the terms of the Plan, as it may be amended from time to time, provided that such amendment of the Plan is made in accordance with Section X of the Plan. The PARS granted herein constitute Awards within the meaning of the Plan.

            12. AMENDMENTS. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

            13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which together shall represent one and the same agreement.

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            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year set forth above.



                                          HEXCEL CORPORATION

                                     By: /s/ JUERGEN HABERMEIER
                                         -----------------------
                                     Its: President
                                         -----------------------




                                          /s/ JOHN J. LEE
                                         -----------------------
                                              John J. Lee

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